Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 5 to Registration Statement No. 333-196998 of our report dated March 25, 2014 (April 28, 2014 as to Notes 16 and 21) relating to the consolidated financial statements of Lantheus Holdings, Inc. (formerly known as Lantheus MI Holdings, Inc.) appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

November 7, 2014